SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                               _______________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): August 13, 1997


                          AMERUS LIFE HOLDINGS, INC.
              (Exact Name of Registrant as Specified in Charter)


                 IOWA               0-21459               42-1459712
           (State or Other     (Commission File         (IRS Employer
           Jurisdiction of          Number)          Identification No.)
           Incorporation)

           418 SIXTH AVENUE, DES MOINES, IOWA                 50309-2407
           (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code:  (515) 280-1331


                                  Not Applicable.
          (Former Name or Former Address, if Changed Since Last Report)


          ITEM 5.   OTHER EVENTS.

          ACQUISITION OF AMERUS LIFE HOLDINGS, INC.

               On September 19, 1997, AmerUs Life Holdings, Inc. ("Registrant"), a wholly owned subsidiary of the Registrant and AmVestors Financial Corporation ("AmVestors") entered into an Agreement and Plan of Merger dated as of September 19, 1997 and as amended and restated as of October 8, 1997 ("AmVestors Merger Agreement"), providing for a merger ("AmVestors Merger") pursuant to which, and subject to the terms thereof, AmVestors would become a wholly owned subsidiary of the Registrant. As of the effective time of the AmVestors Merger, each outstanding share of common stock of AmVestors, no par value ("AmVestors Common Stock"), other than shares held in the treasury of AmVestors and shares owned by the Registrant or any of its subsidiaries, shall be converted into the right to receive (x) if the Average Registrant Share Price (as defined below) is greater than or equal to $27.00 but less than or equal to $29.75, the number of shares of Series A common stock, no par value, of the Registrant ("Registrant Common Stock") determined by dividing $20.00 by the Average Registrant Share Price;
          (y) if the Average Registrant Share Price is less than $27.00, 0.7407 shares of Registrant Common Stock (subject to the termination rights described below), and (z) if the Average Registrant Share Price is greater than $29.75, 0.6724 shares of Registrant Common Stock (as applicable, the "AmVestors Merger Consideration"). The "Average Registrant Share Price" is the average of the last reported sales price per share of Registrant Common Stock quoted by The Nasdaq National Market for the twenty consecutive trading days ending on the tenth trading day prior to the date the AmVestors Merger is consummated.
          If the Average Registrant Share Price falls below $27.00, the AmVestors Merger Consideration would be worth less than $20.00 per share and AmVestors has the right to terminate the AmVestors Merger Agreement unless the Registrant agrees to provide additional Registrant Common Stock valued at $20.00 per share of AmVestors Common Stock. If the Average Registrant Share Price rises above $29.75, the AmVestors Merger Consideration would be worth more than $20.00 per share. The AmVestors Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

               AmVestors' principal subsidiaries are American Investors Life Insurance Company ("American") and Florida Benefit Group, Inc. ("FBL"). Consummation of the AmVestors Merger is subject to satisfaction or waiver by the parties of certain closing conditions, including the receipt of regulatory approvals, approvals by the stockholders of the Registrant and AmVestors and other customary closing conditions.

               The foregoing description of the AmVestors Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the AmVestors Merger Agreement, a copy of which is attached hereto as
          Exhibit 2.1 and is hereby incorporated by reference in its entirety.

          ACQUISITION OF DELTA LIFE CORPORATION

               On August 13, 1997 the Registrant, a wholly owned subsidiary ("Sub") of the Registrant, and Delta Life Corporation ("Delta") entered into an Agreement and Plan of Merger (the "Delta Merger Agreement") dated as of August 13, 1997, and as amended on September 5, 1997, pursuant to which all of the outstanding capital stock of Delta would be acquired for $162.9 million in cash. Under the Delta Merger Agreement, Sub would merge with and into Delta, and Delta would be the surviving corporation and become a wholly owned subsidiary of the Registrant's wholly owned subsidiary, AmerUs Life Insurance Company, or of AmerUs. The principal asset of Delta is its wholly-owned subsidiary, Delta Life and Annuity Company ("Delta Life"), a Tennessee domiciled life insurance company formed in 1955. As of June 30, 1997, Delta had approximately 52,000 annuity contracts outstanding, had assets of $2.0 billion, had total stockholders' equity of $107.4 million, and had reserves of approximately $1.8 billion. Delta Life specializes in the sale of individual single and flexible premium deferred annuities, primarily in the southeastern, western, southwestern and midwestern regions of the United States. Such sales are made primarily through a network of over 3,400 independent agents. Approximately 55% of Delta Life's 1996 direct collected premiums were derived from retirement-oriented tax-qualified annuities. Delta Life is licensed in the District of Columbia and in all states except New York.

               Consummation of the Delta Merger is subject to satisfaction or waiver by the parties of certain closing conditions, including the receipt of regulatory approvals, approvals by the stockholders of the Registrant and Delta and other customary closing conditions. It is anticipated that the Delta Merger will close in the fourth quarter of this year.

               The foregoing description of the Delta Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Delta Merger Agreement, a copy of which is attached hereto as
          Exhibit 2.2 and is hereby incorporated by reference in its entirety.

          ITEM 7:   FINANCIAL STATEMENT, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

                    (a)  Not applicable.
                    (b)  Not applicable.
                    (c)  Exhibits.

          - 2.1 Agreement and Plan of Merger, dated as of September 19, 1997 and as amended and restated as of October 8, 1997, among AmerUs Life Holdings, Inc., a wholly owned subsidiary of AmerUs Life Holdings, Inc.and AmVestors Financial Corporation

                    2.2 Agreement and Plan of Merger, dated as of August 13, 1997 and as amended as of September 5, 1997, among AmerUs Life Holdings, Inc., a wholly owned subsidiary of AmerUs Life Holdings, Inc. and Delta Life
          Corporation



                                SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERUS LIFE HOLDINGS, INC.

                                   By: /s/ Roger K. Brooks
                                      ------------------------------
                                      Name:  Roger K. Brooks
                                      Title: Chairman, President and
                                             Chief Executive Officer



          Date:  October  8, 1997




          EXHIBIT INDEX

          2.1 Agreement and Plan of Merger, dated as of September 19, 1997 and as amended and restated as of October 8, 1997, among AmerUs Life Holdings, Inc., a wholly owned subsidiary of AmerUs Life Holdings, Inc. and AmVestors Financial Corporation

          2.2 Agreement and Plan of Merger, dated as of August 13, 1997 and as amended as of September 5, 1997, among AmerUs Life Holdings, Inc., a wholly owned subsidiary of AmerUs Life Holdings, Inc. and Delta
               Life Corporation